
<ARTICLE> BD
<LEGEND>
This schedule contains summary information extracted from The Ziegler
Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                         6453484
<RECEIVABLES>                                 14470749
<SECURITIES-RESALE>                           17978300<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                           96161673<F2>
<PP&E>                                        10131557
<TOTAL-ASSETS>                               184758690
<SHORT-TERM>                                  35049173<F3>
<PAYABLES>                                    13438401<F4>
<REPOS-SOLD>                                  40814000
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                            17875532
<LONG-TERM>                                   16678354<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       3544030
<OTHER-SE>                                    47345391
<TOTAL-LIABILITY-AND-EQUITY>                 184758690
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                           1903835
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>                  8992220
<FEE-REVENUE>                                  3103099
<INTEREST-EXPENSE>                             1492515
<COMPENSATION>                                 9109475
<INCOME-PRETAX>                              (1796047)
<INCOME-PRE-EXTRAORDINARY>                   (1149247)
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (1149247)
<EPS-PRIMARY>                                    (.49)
<EPS-DILUTED>                                    (.49)

<F1>Short-term investments includes securities purchased under resale agreements as a short-term investment vehicle.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.

